UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

BK Technologies Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BK TECHNOLOGIES CORPORATION		CONTROL ID:
REQUEST ID:
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
	DATE:	June 24, 2020
	TIME:	9:00 AM Local Time
	LOCATION:	7100 Technology Drive, West Melbourne, Florida 32904*
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/BKTI and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, 2019 Annual Report and Proxy Card are available at: https://www.iproxydirect.com/BKTI

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before June 14, 2020.

For directions to the annual meeting, please call (321) 984-1414.

you may enter your voting instructions at https://www.iproxydirect.com/BKTI until 11:59 pm eastern time June 23, 2020.

The purposes of this meeting are as follows:

1.
To elect six directors named in the proxy statement to serve on our board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.
To ratify the appointment of MSL, P.A. as our independent registered public accounting firm for fiscal 2020;

3.
To approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers; and

4.
To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on April 27, 2020 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $.60 per share, that they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote “for” all nominees named in the company’s proxy statement and proposals listed above.

Please note – This is not a Proxy Card - you cannot vote by returning this card

* We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include postponing or adjourning the meeting or holding the meeting solely by means of remote communication. Please monitor our Annual Meeting website at www.bktechnologies.com, under the tab “Investor Relations,” for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

BK Technologies Corporation SHAREHOLDER SERVICES 1 Glenwood Avenue, Suite 1001 Raleigh, NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT